UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 NW 109th Avenue Miami, Florida (Address of principal executive offices)	33172 (Zip Code)

Registrant’s telephone number, including area code: (860) 633-5565

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2022, Blue Star Foods Corp., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (the “Investor”), pursuant to which the Company issued to the Investor a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “Note”) and a common stock purchase warrant (the “Warrant”) to acquire 1,000,000 shares of common stock of the Company. In connection with the issuance of the Note and the Warrant, the Company paid a $150,000 commitment fee to the Investor. The proceeds from the sale of the Note and Warrant are for general working capital.

Commencing July 24, 2022, the Company shall pay the outstanding principal amount of the Note in 18 consecutive monthly payments of $333,333 each. At the option of the Company, the monthly payment can be made in cash, shares of the common stock of the Company at a price (the “Repayment Share Price”) based on 90% of the 5 lowest VWAPs during the 20 days prior to the payment date with a floor price of $1.50 per share (the “Floor Price”), or a combination of cash and stock, provided that if at any time the Repayment Share Price is deemed to be the Floor Price, then in addition to shares, the Company will pay the Investor an additional amount in cash as determined pursuant to a formula contained in the Note. The shares issued as monthly payments must either be eligible for immediate resale under Rule 144 or be registered.

In connection with the issuance of the Note, the Company granted the Investor a first priority security interest and lien upon all of its assets, including a pledge on its shares in John Keeler & Co. Inc., pursuant to the Security Agreement dated as of January 24, 2022 by and between the Company and the Investor (the “Security Agreement”) and the Stock Pledge Agreement dated as of January 24, 2022, by and between the Company and the Investor (the “Pledge Agreement”). Each subsidiary of the Company will also grant to the Investor a second priority security interest in all of its respective assets.

The Note is mandatorily payable prior to maturity on January 24, 2024 if the Company issues any preferred stock (with certain exceptions such as pursuant to an equity plan approved by the Board of Directors) or if the Company or any of its subsidiaries issues any indebtedness other than certain amounts under the current line of credit facility with Lighthouse Financial Corp. The Company also agreed not to issue or sell any securities with a conversion, exercise or other price based on a discount to the trading prices of the Company’s stock. In addition, the Company also agreed not to grant any investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to the Investor, with certain exceptions.

Commencing on the earlier of July 24, 2022 and the effectiveness of the registration statement covering the Investor’s shares, if the Company fails to maintain the listing and trading of its common stock, the Note will become due and payable and the Investor may convert all or a portion of the outstanding principal at the lower of the then current conversion price and 80% of the average of the 3-day VWAP during the 20 days prior to delivery of the conversion notice.

The Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock issuable to the Investor pursuant to the Note and Warrant. If the registration statement is not declared effective after 180 days following January 24, 2022, the Note shall be in default. The Investor was also granted piggyback registration rights.

If the Company engages in capital raising transactions, the Investor has the right to purchase up to 10% of the new securities.

The Note is convertible into common stock of the Company at any time after the earlier of 6 months from issuance or the date the registration statement is effective, provided that no such conversion may be made that would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s outstanding shares of common stock. The conversion price of the Note is equal to $5.00, subject to customary adjustments. If shares are issued by the Company at less than the conversion price, the conversion price shall be reduced to such price.

If there is a change of control of the Company, the Investor has the right to require the Company to prepay the outstanding principal amount of the Note. A change of control includes a change in the composition of the Board of Directors of the Company, a shareholder having beneficial ownership of more than 40% or the sale or other disposition of the Company of all or substantially all of the assets.

The Company can prepay the Investor all the outstanding principal amount of the Note, provided that the Investor shall have the option to convert up to 25% of the principal amount of the Note at a price per share equal to the lesser of the Repayment Share Price or the conversion price.

The Note contains certain negative covenants, including restricting the Company from certain distributions, stock repurchases, borrowing, sale of assets, loans and exchange offers.

Upon the occurrence of an event of default as described in the Note, the Note will become immediately due and payable at a default interest rate of 125% of the then outstanding principal amount of the Note. Events of default include a change of control, a default in any indebtedness in excess of $250,000, the failure of the Company to instruct its transfer agent to issue unlegended certificates, the shares no longer publicly being traded, if after July 24, 2022 the shares are not available for immediate resale under Rule 144 and the Company’s market capitalization is below $10 million for 10 days. Upon an event of default, the Investor can demand that all or a portion of the outstanding principal amount be converted into shares of common stock at the lower of the conversion price and 80% of the average of the 3 lowest daily VWAPs.

The Warrant entitles the Investor to purchase up to 1,000,000 shares of common stock of the Company until January 24, 2027 at an exercise price of $4.50 per share, subject to customary adjustments. The Warrant provides for cashless exercise and provides for full ratchet anti-dilution if the Company issues securities at less than $4.50 per share.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant, the Security Agreement and the Pledge Agreement are not complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Note, the Warrant, the Security Agreement and the Pledge Agreement, copies of which were attached as Exhibits 4.2, 10.57, 10.58, 10.59 and 10.60, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above with respect to the Note is incorporated by reference into this Item 2.03.

Section 3   Securities and Trading Markets

Item 3.02   Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of the Note and Warrant were, and, upon conversion of the Note and exercise of the Warrant to shares of common stock, will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Note and the Warrant were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Section 9   Financial Statements and Exhibits.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.2	Senior Secured Convertible Promissory Note, dated January 24, 2022, in the principal amount of $5,750,000 issued by Blue Star Foods Corp. to Lind Global Fund II LP

10.57	Securities Purchase Agreement, dated January 24, 2022 by and between Blue Star Foods Corp. and Lind Global Fund II LP

10.58	Warrant dated January 24, 2022 issued by Blue Star Foods Corp. to Lind Global Fund II LP

10.59	Security Agreement dated as of January 24, 2022 by and between Blue Star Foods Corp. and Lind Global Fund II LP

10.60	Stock Pledge Agreement dated as of January 24, 2022 by and between Blue Star Foods Corp. and Lind Global Fund II LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: January 28 2022	By:	/s/ John Keeler
	Name:	John Keeler
	Title:	Executive Chairman and Chief Executive Officer